Exhibit 10.1
SECOND AMENDMENT TO OFFICE LEASE
THIS SECOND AMENDMENT TO OFFICE LEASE (this “Amendment”) is entered into effective as of April 5, 2021 (the “Amendment Date”) by and between Cloud Real Estate Holdings, LLC, a North Carolina limited liability company (“Landlord”), and nCino, Inc., a Delaware corporation (“Tenant”), upon the terms and conditions hereinafter set forth.
RECITALS
A.Landlord and Tenant entered into that certain Office Lease dated effective November 29, 2020 (the “Existing Building Lease”), and that certain First Amendment to Office Lease dated effective January 27, 2021 (the “First Amendment”), for certain premises located at 6770 Parker Farm Drive, Wilmington, North Carolina (as more particularly described therein, the “Premises”). For the purposes of this Amendment, the term “Lease” shall mean the Existing Building Lease as modified by the First Amendment and this Amendment.
B.Landlord and Tenant also entered into that certain Office Lease dated effective on or about the Amendment Date (the “New Building Lease”), which lease is the New Building Lease contemplated by Section 33.02 of the Existing Building Lease. The term “New Building” shall mean the Building, as defined in the New Building Lease.
C.As a result of the execution of the New Building Lease, Landlord and Tenant have agreed to amend the Lease on the terms and conditions set forth in this Amendment.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1.Incorporation of Recitals. The foregoing recitals are incorporated herein by reference.
2.Condition Satisfied. Section 2.03 of the Lease captioned “Conditional Effectiveness” is hereby deleted in its entirety.
3.New Building Lease. Section 33.02 of the Lease captioned “New Building Lease” is hereby deleted in its entirety. Further:
a.In Section 1 of Exhibit E to the Lease (captioned “Right of First Offer”), the phrase “If, prior to the last day of the forty-eighth (48th) full calendar month after the Effective Date (or, if the New Building Lease is executed, the forty-eighth (48th) full calendar month after the issuance of a certificate of occupancy for the building to be constructed pursuant to the New Building Lease)” is hereby replaced with the following: “If, prior to the last day of the forty-eighth (48th) full calendar month after the earlier to occur of (X) the first anniversary of the Commencement Date (as defined in the New Building Lease) or (Y) the issuance of a certificate of occupancy for the New Building”.
b.In Section 2 of Exhibit E to the Lease (captioned “Option to Purchase”), the phrase “The Option Notice must be given no later than the last day of the forty-eighth (48th) full calendar month after the Effective Date (or, if the New Building Lease is executed, the forty-eighth (48th) full calendar month after the issuance of a certificate of occupancy for the building to be constructed pursuant to the New Building Lease)” is hereby replaced with the following:
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“The Option Notice must be given no later than the last day of the forty-eighth (48th) full calendar month after the earlier to occur of (X) the first anniversary of the Commencement Date (as defined in the New Building Lease) or (Y) the issuance of a certificate of occupancy for the New Building”.
c.In both Section 2(a)(ii) and 2(a)(iii) of Exhibit E to the Lease (captioned “Option to Purchase”), each instance of the phrase “the last day of the forty-eighth (48th) full calendar month after the Effective Date (or, if the New Building Lease is executed, the forty-eighth (48th) full calendar month after the issuance of a certificate of occupancy for the building to be constructed pursuant to the New Building Lease)” is hereby replaced with “the last day of the forty-eighth (48th) full calendar month after the earlier to occur of (X) the first anniversary of the Commencement Date (as defined in the New Building Lease) or (Y) the issuance of a certificate of occupancy for the New Building”.
d.In Section 3 of Exhibit E to the Lease (captioned “Profits Interest”), the phrase “In the event within the first thirty-six (36) full calendar months after the Effective Date (or, if the New Building Lease is executed within twenty-four months of the Effective Date, then the thirty-sixth (36th) full calendar month after the issuance of a certificate of occupancy for the building to be constructed pursuant to the New Building Lease)” is hereby replaced with “In the event within the first thirty-six (36) full calendar months after the earlier to occur of (X) the first anniversary of the Commencement Date (as defined in the New Building Lease) or (Y) the issuance of a certificate of occupancy for the New Building”.
4.Parking. Tenant shall not be entitled to use of the Parking Deck prior to the Parking Deck Completion Date. Effective as of the Parking Deck Completion Date, Article 29 of the Lease is amended and restated as follows:
29.01    Parking. Tenant shall have the right of non-exclusive use, in common with others, of Tenant’s Parking Share of the outdoor ground level automobile parking areas on the Property. Tenant shall have the right of exclusive use of the Parking Deck except only as otherwise provided in this Article 29. Vehicles may only be parked in paved, striped parking spaces and any vehicle parked in any other location on the Property may be towed, at the expense of the vehicle owner, without notice. All parking spaces associated with the Premises are intended for use by passenger vehicles, except for intermittent deliveries by commercial vehicles, for which parking spaces also shall be used. Notwithstanding anything to the contrary stated above, Landlord reserves (a) the right to reasonably designate specific uncovered parking spaces and up to two (2) spaces within the Parking Deck for Landlord’s performance of its obligations under the Lease, commercial loading space, and for property management services to the Property and (b) the right to use of the parking facilities other than the Parking Deck for construction parking as reasonably necessary or required by applicable law in connection with construction of the Parking Deck, of the building contemplated by the New Building Lease, and of Landlord Development. For the purposes of this Article 29, the term “Tenant’s Parking Share” means the quotient, expressed as a percentage, of (x) the rentable square footage of the Premises divided by (y) the sum of (i) the rentable square footage of the Building (ii) the rentable square footage of the New Building, and (iii) the rentable square footage of any building(s) constructed in connection with Landlord Development. Initially, Tenant’s Parking Share is 100%.
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29.02    Effect of Reduction. If there shall be a reduction to the Premises then (A) the amount of parking spaces in the Parking Deck that are exclusive to Tenant shall be reduced proportionate to the reduction in the Premises, at a rate of 4 spaces per 1,000 rentable square feet in the reduced area (and a corresponding number of parking cards or entry fobs shall be given by Tenant to the applicable landlord for use by itself or by a tenant of the Building other than Tenant), and (B) Tenant will be entitled to reserve, and to mark with appropriate signage or paint, up to five (5) surface parking spaces for this Building, including one (1) handicap space, adjacent to the Building. This Section 29.03 shall not be construed as a right to surrender of give-back any portion of the Premises.
5.Allocation of Parking Deck Rent Adjustment. Upon the occurrence of the Commencement Date under the New Building Lease, the Parking Deck Rent Adjustment shall no longer apply solely to the Lease but shall thereafter be allocated between the Lease and the New Building Lease pro-rata based on the rentable square footage of the Building and the rentable square footage of the New Building.
6.Temporary Parking. Section 7.c of the Work Letter attached to the First Amendment (captioned “Temporary Parking”) is hereby deleted in its entirety.
7.Expenses.
a.Within the definition of “Expenses” in Section 5.01 of the Lease, the phrase “grounds care” is hereby replaced with “landscaping and grounds care”.
b.The following sentence is hereby inserted immediately prior to the last sentence of the definition of “Expenses” in Section 5.01 of the Lease: “To the extent that certain Expenses burden or inure to the benefit of both the Building and the New Building, such Expenses shall be allocated between the Building and the New Building pro-rata based on rentable square footage of the Building and the New Building, as applicable, or in such other equitable and reasonable manner as Landlord from time to time determines.”
8.HVAC Service. In Section 9.02, the reference to “during weekdays at other than Normal Business Hours, on Saturdays, Sundays, and Holidays” with “other than Normal Business Hours”.
9.Elevator Service. Section 9.06 is hereby amended and restated as follows: “Landlord shall provide automatic elevator service to each floor in the Building on which a portion of the Premises is located and within the Parking Deck to each floor thereof, provided that Landlord may reasonably limit the number of operating elevators outside of Normal Business Hours and on Holidays.”
10.Right to Construct Additional Improvements. Section 33.05 of the Lease captioned “Right to Construct Additional Improvements” is hereby amended and restated as follows:
Right to Construct Additional Improvements. From and after the last day of the forty-eight (48th) full calendar month after the earlier to occur of (a) the first anniversary of the Commencement Date (as defined in the New Building Lease) or (b) the issuance of a certificate of occupancy for the New Building, Landlord shall have the right (whether via subdivision, condominium, ground lease or other legal means) to divide Property for further development or for separate ownership of its component parts (each, “Landlord Development”). Any such Landlord Development will be subject to compliance with applicable governmental laws, regulations, rules, ordinances and codes (including but not limited to applicable parking
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requirements), as well as applicable restrictive covenants and architectural controls, including but limited to those imposed by the Master Declaration. The site plan for any such Landlord Development, as well any corresponding declarations of covenants, conditions, easements and/or restrictions, shall be subject to Tenant’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed (acknowledging, for avoidance of doubt, that in recognition of Tenant’s rights, interests and options under this Lease and the Existing Building Lease, Tenant does have an interest in assuring that any declarations of covenants, conditions, easements and/or restrictions are fair and reasonable). It is understood that if approval of Landlord Development constituting only subdivision shall be accomplished prior to Landlord Development consisting of construction on the same subdivided parcel, such construction shall be a separate incident of Landlord Development, subject to Tenant’s prior written approval. If within ten (10) business days after Landlord’s written request Tenant fails to either approve plans for a Landlord Development or notify Landlord in writing with specificity of Tenant’s good faith and reasonable objections thereto, Tenant shall conclusively be deemed to have approved the Landlord Development. Tenant shall not unreasonably withhold, condition or delay its consent to such amendments as Landlord may reasonably request to this Lease (and any recorded memorandum of this Lease) to reflect changes in the definition of Property and similar changes necessary in connection with a Landlord Development.
11.Corrective Amendments.
a.Throughout the Lease, each instance of “Basic Annual Rent” is hereby replaced with “Basic Rent”. In Section 5.04 of the Lease, the phrase “Annual Basic Rental” is hereby replaced with “Basic Rent”.
b.In section 5.02(A) of the Lease, the phrase “proportionate Share” is hereby replaced with “Proportionate Share”.
c.In Section 1 of Exhibit B to the Lease, the phrase” escalations to escalations to” is hereby replaced with “escalations to”.
12.Definitions. Capitalized terms used by not defined in this Amendment have the meanings given in the Lease.
13.Authority. Each of Landlord and Tenant represents and warrants to the other that the individual executing this Amendment on such party’s behalf is authorized to do so.
14.Miscellaneous. The recitals to this Amendment are incorporated into the body of this Amendment by reference. Except as modified by this Amendment, all of Landlord's and Tenant's other rights, obligations and covenants with respect to the Lease shall remain in full force and effect. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one document. To facilitate execution of this Amendment, the parties hereto may execute and exchange, by telephone facsimile or electronic mail PDF, counterparts of the signature pages. Signature pages may be detached from the counterparts and attached to a single copy of this Amendment to physically form one document. In the event any term or provision of this Amendment is determined by appropriate judicial authority to be illegal or otherwise invalid, such provision shall be given its nearest legal meaning or be construed or deleted as such authority determines, and the remainder of this Amendment shall remain in full force and effect.
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IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the Amendment Date.

TENANT:
nCino, Inc.
a Delaware corporation
By:     /s/ Pierre Naudé
Name:    Pierre Naudé
Title:    President & CEO

LANDLORD:
Cloud Real Estate Holdings, LLC
a North Carolina limited liability company
By:    /s/ Raiford Trask III
Name:    Raiford Trask III
Title:    Manager

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